PRESS RELEASE FOR IMMEDIATE PUBLICATION                         JANUARY 26, 2001

Contact: Lewis B. Freeman, Assignee                                 305-443-6622




                    PUBLIC ANNOUNCEMENT OF MORTGAGE.COM, INC.

       Mortgage.com, Inc. and Lewis B. Freeman, Assignee for the Benefit of Creditors of Mortgage.com, Inc., have received correspondence from NASDAQ wherein the NASDAQ Staff determined that as of January 19, 2001, Mortgage.com, Inc. has failed to comply with net tangible assets, minimum bid price, market value of public float and financial filing requirements with continued listings as set forth in Marketplace Rules 4330(a)(3) and 4450(f), and that its securities are, therefore, subject to being delisted from the NASDAQ National Market. Accordingly, the NASDAQ Staff has determined to delist Mortgage.com, Inc.'s securities from the Nasdaq Stock Market at the opening of business on January 30, 2001. An initial evaluation of Mortgage.com, Inc.'s financials indicate that it is unlikely that shareholders will receive any distributions.